Michael Cummings
                               60 Calle Gazapo
                               Rancho Santa Margarita, CA 92688
                               TEL: 949-713-2906



To: Mr. Michael Rosenthal                                           May 10, 2005
    The Secretary
    Board of Directors
    Network Installation Corp.


Dear Mr. Rosenthal,

     I hereby tender my resignation as director from the Board of Directors of Network Installation Corp. effective May 10, 2005.

     I take this opportunity to thank the Company and all the members of the Board for giving me an opportunity to serve the Company in various capacities.

     I wish you all success in the future. If I can be of any service, please contact me directly.


Thank You,


/s/  Michael Cummings
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     Michael Cummings